UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2020 (February 19, 2020)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2020, the Board of Directors (the “Board”) of Community Health Systems, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), met and approved the following compensation arrangements for 2020 for the Company’s named executive officers, as reflected in the Company’s definitive proxy statement for its 2019 annual meeting of stockholders (other than Thomas J. Aaron, the Company’s former Executive Vice President and Chief Financial Officer who retired on December 31, 2019, and P. Paul Smith, the Company’s former Division President, who resigned during 2019), along with Kevin J. Hammons, who was the Company’s Senior Vice President, Assistant Chief Financial Officer and Treasurer during 2019 and became Executive Vice President and Chief Financial Officer, effective January 1, 2020, upon Mr. Aaron’s retirement, as well as Lynn T. Simon, M.D., the Company’s President of Clinical Operations and Chief Medical Officer, who is expected to be included as a named executive officer in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders (collectively, the “Applicable Executive Officers”).

2020 Cash Incentive Compensation

The Board approved performance goals for the Applicable Executive Officers for fiscal year 2020 under the Company’s 2019 Employee Performance Incentive Plan (the “Cash Incentive Plan”), which is discussed in more detail below, with target opportunities as follows (expressed as a percentage of base salary):

Name and Position	Target Opportunity
Wayne T. Smith, Chairman and Chief Executive Officer	225%
Kevin J. Hammons, Executive Vice President and Chief Financial Officer	125%
Tim L. Hingtgen, President and Chief Operating Officer	140%
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	115%
Benjamin C. Fordham, Executive Vice President, General Counsel and Assistant Secretary	115%

In addition, each Applicable Executive Officer will have the opportunity to achieve an additional percentage of his or her base salary for the attainment of specific non-financial performance improvements up to a maximum of an additional 40% for Mr. Smith; 25% for Mr. Hammons and Mr. Hingtgen; and 10% for Dr. Simon and Mr. Fordham. Each Applicable Executive Officer will also have the opportunity to achieve an additional percentage of his or her base salary for overachievement of Company-level goals up to a maximum of an additional 35% for Mr. Smith and Mr. Hingtgen, and an additional 25% for Mr. Hammons, Mr. Fordham and Dr. Simon.

The payments made to the Company’s 2019 named executive officers under the Cash Incentive Plan in respect of fiscal 2019 incentive compensation targets will be set forth in the definitive proxy statement to be filed by the Company in connection with the Company’s 2020 annual meeting of stockholders.

2020 Base Salaries

The Board approved the following base salary amounts for the Applicable Executive Officers for fiscal year 2020:

Name and Position	2020 Base Salary
Wayne T. Smith, Chairman and Chief Executive Officer	$1,600,000
Kevin J. Hammons, Executive Vice President and Chief Financial Officer	$575,000
Tim L. Hingtgen, President and Chief Operating Officer	$1,000,000
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	$583,518
Benjamin C. Fordham, Executive Vice President, General Counsel and Assistant Secretary	$606,778

Long-Term Incentive Compensation – Equity Awards

Pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan (the “Stock Plan”), the Board approved the following equity grants to the Applicable Executive Officers, effective March 1, 2020 (the “grant date”):

Name and Position	Non-Qualified Stock Options	Time Vesting Restricted Stock	Performance-Based Restricted Stock
Wayne T. Smith, Chairman and Chief Executive Officer	112,500	112,500	225,000
Kevin J. Hammons, Executive Vice President and Chief Financial Officer	47,500	47,500	95,000
Tim L. Hingtgen, President and Chief Operating Officer	75,000	75,000	150,000
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	26,250	26,250	52,500
Benjamin C. Fordham, Executive Vice President, General Counsel and Assistant Secretary	26,250	26,250	52,500

In addition to the annual long-term incentive awards reflected above, the Board also approved a special award of 200,000 non-qualified stock options for Mr. Hingtgen effective March 1, 2020. This award is intended to support the Company’s strategic succession planning process and further align Mr. Hingtgen’s overall compensation with increases in stockholder value.

The number of performance-based restricted shares granted to each Applicable Executive Officer is subject to the attainment of certain performance objectives during the three-year period beginning January 1, 2020 and ending December 31, 2022, with the ultimate number of shares vesting in respect of such awards after such three-year period ranging from 0% to 200% of the shares set forth above based on the level of achievement of such performance objectives.

Both the non-qualified stock options (including the special award to Mr. Hingtgen noted above) and the time-vesting restricted stock vest ratably over three years, beginning on the first anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2020	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer
(principal executive officer)